EX-11.12
STATEMENT RE: COMPUTATON OF PER SHARE EARNINGS


ICY SPLASH FOOD AND BEVERAGE, INC.

STATEMENT RE: COMPUTATON OF PER SHARE EARNINGS



YEARS ENDED DECEMBER 31,                                     2000        1999
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BASIC (LOSS) EARNINGS PER SHARE:

     Net (loss) income                                 $  (73,786)    $   23,743
                                                       ----------     ----------

     Weighted average shares outstanding                6,600,000      6,600,000

     Basic (loss) earnings per share                   $    (0.01)    $     0.00
                                                       ==========     ==========

DILUTED (LOSS) EARNINGS PER SHARE:

     Net (loss) income                                 $  (73,786)    $   23,743
                                                       ----------     ----------

     Weighted average and dilutive shares:
        Weighted average shares outstanding             6,600,000      6,600,000
        Dilutive shares                                      --          950,000
                                                       ----------     ----------
                                                        6,600,000      7,550,000
                                                       ----------     ----------

     Diluted (loss) earnings per share                 $    (0.01)    $     0.00
                                                       ==========     ==========